Company Contact: Fortress International Group, Inc. Timothy C. Dec, Chief Financial Officer Phone: (410) 423-7300
Investor Contacts:
Fortress International Group, Inc.
Harvey L. Weiss
Vice Chairman
Phone: (410) 423-7425
hweiss@thefigi.com

The Piacente Group, Inc.
Brandi Floberg / Lee Roth
Phone: (212) 481-2050
figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS
FOURTH QUARTER AND FULL-YEAR 2010 FINANCIAL RESULTS

Achieved Adjusted EBITDA of $1.9 Million and Net Income of $0.9 Million on $74.9 Million in Revenue, up 56% Year-over-year

COLUMBIA, MD, March 23, 2011 — Fortress International Group, Inc. (Other OTC: FIGI.PK), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced financial results for the fourth quarter and full year ended December 31, 2010.

Fourth Quarter 2010 Financial Highlights1:

•	Revenue of $14.1 million, an increase of 57% over $9.0 million in the fourth quarter of 2009
•	Gross profit of $3.0 million, an increase of 100% over $1.5 million in the fourth quarter of 2009
•	Net income of $0.3 million, or $0.02 per basic and diluted share, compared with a net loss of $(0.7) million or $(0.06) per basic and diluted share for the fourth quarter of 2009
•	Adjusted EBITDA of $0.5 million, compared with an adjusted EBITDA loss of $(0.9) million for the fourth quarter of 2009
•	Backlog of $30.6 million at December 31, 2010
•	Cash and cash equivalents totaling $11.0 million as of December 31, 2010

Full Year 2010 Financial Highlights1:

•	Revenue of $74.9 million, an increase of 56% over $48.1 million for the year ended December 31, 2009

1 During the fourth quarter of 2009, Fortress completed the sale of its Rubicon Professional Services division. Sales and operations under this division have been restated and are now classified as discontinued operations in the Company’s financial statements. Financial highlights in this release refer to Fortress’ results from continuing operations.

•	Gross profit of $12.0 million, an increase of 52% over $7.9 million for the year ended December 31, 2009
•	Net income of $0.9 million, or $0.06 per basic and diluted share, compared with a net loss of $(16.2) million or $(1.28) per basic and diluted share for the year ended December 31, 2009
•	Adjusted EBITDA of $1.9 million, compared with an adjusted EBITDA loss of $(2.6) million for the year ended December 31, 2009

Commenting on the results, Chief Executive Officer Thomas P. Rosato stated, “2010 was a great year for Fortress with solid growth across all key metrics. Our Construction Management business remained strong, we expanded our recurring service contract base in our Facilities Management group and our Technical Consulting group performed well throughout the year. We continued to diversify our customer base, finishing the year with approximately 200 customers and strong pipeline activity, which suggests that 2011 will be another solid year.

“Our financial growth in 2010 places us in a much stronger position for 2011. In addition to increasing revenue, we’ve greatly improved the quality of our sales mix, expanding into emerging areas such as containerized data centers and energy efficient designs for high density data center applications utilizing state of the art concepts that enable customers to implement green solutions, which we believe will be crucial to the evolution of our industry and our business. In 2011, we plan to continue aggressively marketing our industry-leading services for both traditional, cloud-computing centers and emerging data center applications, and are confident that we will continue gaining traction in our targeted end markets. We have a sound growth strategy, efficient operational platform and strong balance sheet, and believe that we are well positioned to achieve our goals of growth and sustained profitability.”

Chief Financial Officer Timothy C. Dec added, “Our financial performance in the fourth quarter, and throughout the year, was strong in every respect. We achieved significant revenue growth and returned our business to profitability through efficient expense management and resource utilization, while making strategic investments that are expected to fuel our continued growth in 2011 and beyond. We now have had four consecutive quarters of positive adjusted EBITDA and three consecutive quarters of net income, with a strengthened balance sheet. We are continuing to deliver on our primary objectives, and expect further success in 2011 as our business and our markets continue to mature.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on Wednesday, March 23, 2011, at 9:00 a.m. EDT. Investors may listen to the conference call via telephone at: 877-941-2069 (U.S./Canada) or 480-629-9713 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Wednesday, April 6, 2011. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4422529, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

The Company uses adjusted EBITDA from continuing operations as a measure of the Company's operating trends. Investors are cautioned that adjusted EBITDA from continuing operations is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA from continuing operations numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA from continuing operations, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. — setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" — that is, statements related to future — not past — events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our business plan; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2009. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

Fortress International Group, Inc.
Condensed Consolidated Balance Sheets
	(Unaudited)
	December 31,	December 31,
	2010	2009
Assets
Current Assets
Cash and cash equivalents	$10,980,420	$2,263,146
Contract and other receivables, net	10,134,475	14,196,772
Costs and estimated earnings in excess of billings on uncompleted contracts	1,079,813	1,056,543
Prepaid expenses and other current assets	555,375	1,007,371
Total current assets	22,750,083	18,523,832
Property and equipment, net	375,926	612,569
Goodwill	3,811,127	3,811,127
Other intangible assets, net	60,000	60,000
Other assets	40,210	246,218
Total assets	$27,037,346	$23,253,746
Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$200,572	$183,679
Accounts payable and accrued expenses	9,370,446	8,038,658
Billings in excess of costs and estimated earnings on uncompleted contracts	7,892,460	6,536,752
Total current liabilities	17,463,478	14,759,089
Notes payable, less current portion	-	152,343
Convertible notes, less current portion	2,750,000	4,000,000
Other liabilities	137,218	186,905
Total liabilities	20,350,696	19,098,337
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 100,000,000 shares authorized; 13,857,126 and 13,142,962 issued; 13,384,859 and 12,846,709 outstanding at December 31, 2010 and December 31, 2009, respectively	1,389	1,314
Additional paid-in capital	65,247,542	63,442,796
Treasury stock 472,267 and 296,253 shares at cost at December 31, 2010 and December 31, 2009, respectively	(1,084,809)	(959,971)
Accumulated deficit	(57,477,472)	(58,328,730)
Total stockholders' equity	6,686,650	4,155,409
Total liabilities and stockholders’ equity	$27,037,346	$23,253,746

Fortress International Group, Inc.
Condensed Consolidated Statements of Operations
	(Unaudited) For the Three Months Ended		(Unaudited) For the Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Results of Operations:
Revenue	$14,133,615	$9,012,657	$74,903,900	$48,111,430
Cost of revenue	11,093,795	7,524,605	62,953,021	40,220,290
Gross profit	3,039,820	1,488,052	11,950,879	7,891,140
Operating expenses:
Selling, general and administrative	2,687,501	2,072,462	10,624,168	12,312,243
Depreciation and amortization	70,404	106,187	342,220	412,161
Amortization of intangibles	-	-	-	919,230
Impairment loss on goodwill and other intangibles	-	-	-	10,254,904
Total operating costs	2,757,905	2,178,649	10,966,388	23,898,538
Operating income (loss)	281,915	(690,597)	984,491	(16,007,398)
Interest income (expense), net	(31,852)	(52,560)	(124,510)	(195,940)
Income (loss) from continuing operations before income taxes	250,063	(743,157)	859,981	(16,203,338)
Income tax expense	-	-	-	-
Net income (loss) from continuing operations	250,063	(743,157)	859,981	(16,203,338)
Net loss from discontinued operations, net of income taxes	-	(576,793)	-	(2,887,968)
Gain (loss) on discontinued operations, net of income taxes	(8,723)	298,154	(8,723)	298,154
Net income (loss)	$241,340	$(1,021,796)	$851,258	$(18,793,152)
Basic and Diluted Earnings (Loss) per Share:
Net income (loss) from continuing operations, net of tax	$0.02	$(0.06)	$0.06	$(1.28)
Loss from discontinued operations, net of tax	-	(0.02)	-	(0.20)
Net income (loss)	$0.02	$(0.08)	$0.06	$(1.48)
Weighted average common shares outstanding
Basic	13,384,081	12,739,326	13,266,531	12,683,764
Diluted	14,256,684	12,739,326	14,126,631	12,683,764

Fortress International Group, Inc.
Adjusted EBITDA From Continuing Operations Reconciliation
	(Unaudited)		(Unaudited)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net income (loss) from continuing operations	$250,063	$(743,157)	$859,981	$(16,203,338)
Interest (income) expense, net	31,852	52,560	124,510	195,940
Depreciation and amortization	70,404	106,187	342,220	412,161
Amortization of intangibles	-	-	-	919,230
EBITDA from continuing operations	$352,319	$(584,410)	$1,326,711	$(14,676,007)
Impairment of intangibles	-	-	-	10,254,904
Stock based compensation	101,425	340,793	554,821	1,468,891
Lease exit costs	-	-	19,888	-
Provision for bad debts	-	(678,376)	-	346,083
Adjusted EBITDA from continuing operations	$453,744	$(921,993)	$1,901,420	$(2,606,129)